CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of CBD Energy Limited of our reports dated December 20, 2013 relating to the financial statements of CBD Energy Limited, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia

20 December, 2013